UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2007

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 2775 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 2 to the Current Reports on Form 8-K is filed as an amendment (“Amendment No. 2”) to the Current Reports on Form 8-K (File No. 001-32678) filed by DCP Midstream Partners, LP (“DCP”) under Items 1.01, 2.01, 2.03, 3.02, 7.01 and 9.01 on July 2, 2007, September 5, 2007 and October 3, 2007 (the “Initial 8-K’s”). The information included in Items 1.01, 2.01, 2.03, 3.02, 7.01 and 9.01 of the Initial 8-K’s is incorporated herein by reference. Amendment No. 2 is being filed to restate the financial statements included in the July 2, 2007 Form 8-K and the October 3, 2007 Form 8-K, to reflect the capitalization of certain pipeline assets of the East Texas Midstream Business that were improperly expensed. This Current Report on Form 8-K does not modify the financial statements of Discovery Producer Services LLC or Momentum Energy Group, Inc. and Subsidiaries set forth in the Initial 8-K’s.

This current report on Form 8-K does not otherwise update the disclosures set forth in the Initial 8-K’s and does not otherwise reflect events occurring after the original filing of such documents.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On July 1, 2007, DCP acquired from the owner of its general partner, DCP Midstream, LLC, and two of its wholly-owned subsidiaries, DCP LP Holdings, LP and DCP Midstream GP, LP the following interests: (i) a 40% limited liability company interest in Discovery Producer Services LLC, and (ii) a 25% limited liability company interest in the East Texas Midstream Business. On October 10, 2007, it was determined that expenditures related to a capital project that commenced in 2006 at the East Texas Midstream Business had been improperly expensed to operating and maintenance expense, and should have instead been capitalized in property, plant and equipment, net as they increase the capacity of a gathering and pipeline asset owned by the East Texas Midstream Business. As a result, it was determined that operating and maintenance expense was overstated and property, plant and equipment, net was understated in the East Texas Midstream Business financial statements as of and for the year ended December 31, 2006, as of and for the three months ended March 31, 2007, and as of and for the six months ended June 30, 2007. Operating expenses were overstated by approximately $0.8 million, $1.2 million and $2.3 million for the year ended December 31, 2006, for the three months ended March 31, 2007, and for the six months ended June 30, 2007. Property, plant and equipment, net were understated by approximately $0.8 million, $2.0 million and $3.1 million as of December 31, 2006, March 31, 2007 and June 30, 2007. An authorized officer of the general partner of the general partner of DCP discussed this matter with DCP’s independent registered public accounting firm.

Due to this error in accounting, on October 10, 2007, DCP determined that the combined financial statements of the East Texas Midstream Business as of and for the year ended December 31, 2006, as of and for the three months ended March 31, 2007, and as of and for the six months ended June 30, 2007, should no longer be relied upon.

Filed herewith to this Form 8-K are (i) restated combined financial statements of the East Texas Midstream Business as of and for the year ended December 31, 2006, as of and for the three months ended March 31, 2007, and as of and for the six months ended June 30, 2007, and (ii) the restated unaudited condensed consolidated pro forma financial statements of DCP for the year ended December 31, 2006, as of and for the three months ended March 31, 2007, and as of and for the six months ended June 30, 2007.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Audited combined financial statements of the East Texas Midstream Business as of December 31, 2006 (restated) and 2005, and for the years ended December 31, 2006 (restated), 2005 and 2004, and unaudited combined financial statements of the East Texas Midstream Business as of June 30, 2007 (restated) and March 31, 2007 (restated), for the six months ended June 30, 2007 (restated) and 2006, and for the three months ended March 31, 2007 (restated) and 2006, are attached hereto as Exhibit 99.2, and are incorporated herein by reference.

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(b)	Pro forma financial information.

The unaudited pro forma condensed consolidated financial statements of DCP as of June 30, 2007 (restated) and March 31, 2007 (restated), and for the six months ended June 30, 2007 (restated), for the three months ended March 31, 2007 (restated), and for the year ended December 31, 2006 (restated), are attached hereto as Exhibit 99.4, and are incorporated herein by reference. Unaudited pro forma condensed consolidated financial statements of DCP for the years ended December 31, 2005 and 2004 were attached as Exhibit 99.5 to Form 8-K (File No. 001-32678) filed by DCP on July 2, 2007.

(c)	Not applicable.

(d)	Exhibits.

Exhibit Number	Description
Exhibit 23.2	Consent of Deloitte & Touche LLP on East Texas Midstream Business’ Combined Financial Statements as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004.

Exhibit 99.2	Restated audited and unaudited historical combined financial statements of the East Texas Midstream Business.

Exhibit 99.4	Restated unaudited pro forma condensed consolidated financial statements of DCP Midstream Partners, LP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Midstream Partners, LP

	By:	DCP Midstream GP, LP
its General Partner

	By:	DCP Midstream GP, LLC
its General Partner

Date: October 16, 2007	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
Exhibit 23.2	Consent of Deloitte & Touche LLP on East Texas Midstream Business’ Combined Financial Statements as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004.

Exhibit 99.2	Restated audited and unaudited historical combined financial statements of the East Texas Midstream Business.

Exhibit 99.4	Restated unaudited pro forma condensed consolidated financial statements of DCP Midstream Partners, LP.

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